Exhibit 4.2

VIRGINIA ELECTRIC AND POWER COMPANY

Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

Trustee

-------------------------

Fourth Supplemental Indenture

Dated as of July 1, 2019

-------------------------

$500,000,000

2019 Series A 2.875% Senior Notes

Due 2029

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FOURTH SUPPLEMENTAL INDENTURE is made as of the 1st day of July, 2019, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee, having a Corporate Trust Office at 1021 East Cary Street, Suite 1850, Richmond, Virginia 23219 (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Indenture dated as of September 1, 2017, among the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to senior debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented by this Fourth Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2019 SERIES A 2.875% SENIOR NOTES DUE 2029

SECTION 101.    Establishment.  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2019 Series A 2.875% Senior Notes due 2029 (the “Series A Senior Notes”).

There are to be authenticated and delivered $500,000,000 principal amount of Series A Senior Notes, and such principal amount of the Series A Senior Notes may be increased from time to time pursuant to the penultimate paragraph of Section 301 of the Base Indenture. All Series A Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series A Senior Notes. Any such additional Series A Senior Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series A Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture.

The Series A Senior Notes shall be issued as Registered Securities in global form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series A Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series A Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series A Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102.    Definitions.  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series A Senior Notes to be redeemed (assuming for this purpose, that the Series A Senior Notes matured on April 15, 2029) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term in years and months of the Series A Senior Notes.

“Comparable Treasury Price” for any Redemption Date means (i) the average of the five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of BofA Securities, Inc. and Deutsche Bank Securities Inc. and their respective affiliates or successors, as selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Dates” means January 15 and July 15 of each year, commencing on January 15, 2020.

“Original Issue Date” means July 10, 2019.

“Outstanding,” when used with respect to the Series A Senior Notes, means, as of the date of determination, all Series A Senior Notes theretofore authenticated and delivered under the Indenture, except:

(i)    Series A Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Series A Senior Notes for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series A Senior Notes, provided that, if such Series A Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Series A Senior Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Base Indenture, except to the extent provided in Section 402 of the Base Indenture; and

(iv)    Series A Senior Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Series A Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series A Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series A Senior Notes are held by a bona fide purchaser in whose hands such Series A Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series A Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of Series A Senior Notes for quorum purposes, Series A Senior Notes owned by the Company or any other obligor upon the Series A Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series A Senior Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Series A Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Series A Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series A Senior Notes or an Affiliate of the Company or such other obligor.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States as designated by the Federal Reserve Bank of New York.

“Reference Treasury Dealer” means (i) BofA Securities, Inc. and Deutsche Bank Securities Inc. and their respective affiliates or successors; provided that, if any such firm or its affiliates or successors, as applicable, ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer; and (ii) up to three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided that, with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Stated Maturity” means July 15, 2029.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Fourth Supplemental Indenture and the paragraph preceding such recitals.

SECTION 103.    Payment of Principal and Interest.  The principal of the Series A Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series A Senior Notes shall bear interest at the rate of 2.875% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series A Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Series A Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Series A Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Notes, upon redemption or repurchase being made upon surrender of such Series A Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series A Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 104.    Denominations.  The Series A Senior Notes may be issued in denominations of $2,000, or any greater integral multiple of $1,000.

SECTION 105.    Global Securities.  The Series A Senior Notes will be initially issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Senior Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Series A Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the

Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Series A Senior Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Series A Senior Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Senior Notes registered in such names as the Depositary shall direct.

SECTION 106.    Redemption.  The Series A Senior Notes are redeemable, in whole or in part, at any time and from time to time prior to April 15, 2029, at the option of the Company, at a Redemption Price equal to the greater of:

(i)     100% of the principal amount of Series A Senior Notes then Outstanding to be so redeemed, or

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

In addition, the Series A Senior Notes are redeemable, in whole or in part at any time and from time to time on or after April 15, 2029 at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Series A Senior Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series A Senior Notes or portions thereof called for redemption.

In the event of the redemption of the Series A Senior Notes in part only, a new Series A Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

The Company shall notify the Trustee in writing of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation. The notice of redemption shall be sent in accordance with the terms of the Base Indenture.

SECTION 107.    Sinking Fund; Conversion.  The Series A Senior Notes shall not have a sinking fund. The Series A Senior Notes are not convertible into or exchangeable for Equity Securities and/or any other securities.

SECTION 108.    Additional Interest on Overdue Amounts.  Any principal of and installment of interest on the Series A Senior Notes that is overdue shall bear interest at the rate of 2.875% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109.    Paying Agent.  The Trustee shall initially serve as Paying Agent with respect to the Series A Senior Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 201.    Ratification and Incorporation of Base Indenture.  As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company. The Base Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 202.    Executed in Counterparts.  This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original, manually executed Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 203.    Assignment.  The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series A Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article VIII of the Base Indenture.

SECTION 204.    Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a legal entity, the Trustee requires documentation to verify its formation and existence. The Trustee may ask to see financial statements, licenses, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

SECTION 205.    Trustee’s Disclaimer.  All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Series A Senior Notes and of this Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Fourth Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ James R. Chapman
Name: James R. Chapman Title: Executive Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nancy H. Taylor
Name: Nancy H. Taylor Title: Vice President

EXHIBIT A

FORM OF

2019 SERIES A 2.875% SENIOR NOTE

DUE 2029

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

[THIS SERIES A SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES A SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES A SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SERIES A SENIOR NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SERIES A SENIOR NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]**

VIRGINIA ELECTRIC AND

POWER COMPANY

$

2019 SERIES A 2.875% SENIOR NOTE

DUE 2029

No. R-	CUSIP No. 927804 GB4

Virginia Electric and Power Company, a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the “Holder”), the principal sum of                      Dollars ($                    ) on July 15, 2029 and to pay interest thereon from July 10, 2019 or from the

**	Insert in Global Securities.

most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020, at the rate of 2.875% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the rate of 2.875% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. The Regular Record Date shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Series A Senior Note will be made at the office of the Paying Agent, in the City of Richmond, Virginia, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Note, upon redemption or repurchase being made upon surrender of such Series A Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

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Reference is hereby made to the further provisions of this Series A Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                                                  VIRGINIA ELECTRIC AND POWER COMPANY

By:

Name:

Title:

By:

Name:

Title:

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[REVERSE OF 2019 SERIES A 2.875% SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture dated as of September 1, 2017 (the “Base Indenture”), among the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as previously supplemented and as further supplemented by a Fourth Supplemental Indenture dated as of July 1, 2019 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series A Senior Notes”) which is unlimited in aggregate principal amount.

The Series A Senior Notes are redeemable, in whole or in part, at any time and from time to time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series A Senior Notes shall occur and be continuing, the principal of the Series A Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series A Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Senior Note and of any Series A Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series A Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series A Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series A Senior Notes, the Holders of not less than a majority in principal amount of the Series A Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Series A Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such

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proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series A Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series A Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series A Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Senior Note is registrable in the Security Register, upon surrender of this Series A Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series A Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series A Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Series A Senior Notes are exchangeable for a like aggregate principal amount of Series A Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series A Senior Note or Series A Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series A Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series A Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series A Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

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FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

                                                                                                                                                                                                                         .

(please insert Social Security or other identifying number of assignee)

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Series A Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

                                                                                                                                                                                                                         .

agent to transfer said Series A Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:                          ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

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EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

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